N. Y. S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS            ALBANY, NY 12231-000

                                 FILING RECEIPT
================================================================================

ENTITY NAME     : HOMETOWN AUTO RETAILERS, INC.

DOCUMENT TYPE   : MERGER (UNA. BUSINESS)                   COUNTY:
                  PROCESS

SERVICE COMPANY : ALBANY CORPORATE RESEARCH LTD.       SERVICE CODE: 41

CONSTITUENT NAME: DEALER-CO., INC.

================================================================================
FILED: 09/11/1997 DURATION  *********   CASH : 970911000580  FILM : 97091100054

ADDRESS FOR PROCESS                                   EFFECT DATE
-------------------                                   -----------
C/O MORSE, ZELNICK, ROSE & LANDER, LLP                09/11/1997
ATTN: HOWARD L. MORSE, ESQ.    450 PARK AVENUE, SUITE 902
NEW YORK, NY 10022
                                     [SEAL]
                               STATE OF NEW YORK
                              DEPARTMENT OF STATE
REGISTERED AGENT

================================================================================

FILER                               FEES                95.00    PAYMENTS   95.
-----                               ----                         --------
MORSE ZELNICK ROSE & LANDER LLP     FILING  :           60.00    CASH  :     0.
450 PARK AVENUE                     TAX     :            0.00    CHECK :     0.
                                    CERT    :            0.00    BILLED:    95.
NEW YORK, NY 10022                  COPIES  :           10.00
                                    HANDLING:           25.00
                                                                 REFUND:     0.0
================================================================================
OS-1025 (11/89)

State of New York   )
                    ) ss:
Department of State )

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

      Witness my hand and seal of the Department of State on SEP 15 1997

                       [SEAL]
                 STATE OF NEW YORK             /s/ [ILLEGIBLE]
                DEPARTMENT OF STATE
                                               Special Deputy Secretary of State

PR-30.31 (7/96)

     New York State of Department of Taxation and Finance - Corporation Tax
                                 Albany NY 12227

To: Secretary of State                             Date: 9/10/97
--------------------------------------------------------------------------------
Name of Corporation

     DEALER-CO., INC.                                   ID# TF-1262352 AA4


--------------------------------------------------------------------------------
Pursuant to provisions of section 907 of the Business Corporation Law, the Commissioner of Taxation and Finance hereby consents to the Merger of the above named corporation, into HOMETOWN AUTO RETAILERS, INC. (DE) - If filed on or before 12/10/97.

Certificate and fee are attached.

Filed by: NCR                             Director, Processing Division


                                          By /s/ Frances Bolligier

White-Department of State     Yellow-Department of State    Pink-Taxpayer

                              CERTIFICATE OF MERGER
                                       of

                               DEALER - CO., INC.
                            (a New York corporation)
                                       and
                          HOMETOWN AUTO RETAILERS, INC.
                            (a Delaware corporation)
                                      into

                          HOMETOWN AUTO RETAILERS, INC.

            (Pursuant to Section 907 of the Business Corporation Law)

      It is hereby certified, upon behalf of each of the constituent corporations herein named, as follows:

      FIRST: The Board of Directors of each of the constituent corporations has duly adopted a plan merger setting forth the terms and condition of the merger of said corporations.

      SECOND: the name of the foreign constituent corporation, which is to be the surviving corporation, and which is hereinafter sometimes referred to as the "surviving constituent corporation", is Hometown Auto Retailers, Inc.

      The jurisdiction of its incorporation is Delaware; and the date of its incorporation therein is June 5, 1997.

      No Application for Authority in the State of New York of the surviving constituent corporation to transact business as a foreign corporation therein was filed by the Department of State of the State of New York; and it is not to do business in the State of New York until the Application for Authority shall have been filed by the Department of State of the State of New York.

      THIRD: The name of the domestic constituent corporation, which is being merged into the surviving constituent corporation, and which is hereinafter sometimes referred to as the "merged constituent corporation" is Dealer-Co., Inc. The date upon which its certificate of incorporation was filed by the Department of State is March 10, 1997.

      FOURTH: As to each constituent corporation, the plan of merger sets forth the designation and number of outstanding shares of each class and series, the specification of the classes and series entitled to vote on the plan of merger, and the specification of each class and series entitled to vote as a class on the plan of merger, as follows:

                          Hometown Auto Retailers, Inc.

  Designation of       Number of                           Classes and
 each outstanding     Outstanding      Designation of    series entitled
 class and series   shares of each    class and series    to vote as a
    of shares            class        entitled to vote        class

      Common              10               Common             None

                                 Dealer-Co. Inc.

  Designation of       Number of                           Classes and
 each outstanding     Outstanding      Designation of    series entitled
 class and series   shares of each    class and series    to vote as a
    of shares            class        entitled to vote        class

      Common              20               Common             None

-----------------   ----------------   ---------------   -----------------

       --                 --                 --                --

      FIFTH: The merger herein certified was authorized in respect of the merged constituent corporation by the written consent of the holders of all outstanding shares of the corporation entitled to vote on the plan of merger.

      SIXTH: The merger herein certified is permitted by the laws of the jurisdiction of incorporation of the surviving constituent corporation and is in compliance with said laws.

      SEVENTH: The surviving constituent corporation agrees that it may be served with process in the State of New York in any action or special proceeding for the enforcement of any liability of obligation of the merged constituent corporation, for the enforcement of any liability or obligation of the surviving constituent corporation for which the surviving constituent corporation was previously amenable to suit in the State of New York, and for the enforcement, as provided in the Business Corporation Law of the State of New York, of the right of shareholders of the merged constituent corporation to receive payment for their shares against the surviving constituent corporation.

      EIGHTH: The surviving constituent corporation agrees that, subject to the provisions of section 623 of the Business Corporation Law of the State of New York, it will promptly pay to the shareholders of the merged constituent corporation the amount, if any, to which they shall be entitled under the provisions of the Business Corporation Law of the State of New York relating to the rights of shareholders to receive payment for their shares.

      NINTH: The surviving constituent Corporation hereby designates the Secretary of State of the State of New York as its agent upon whom process against it may be served in the manner set forth in paragraph (b) of section 306 of the Business Corporation Law of the State of New York in any action or special proceeding. The post office address within the State of New York to which the said Secretary of Sate shall mail a copy of any process against the surviving corporation served upon him is:

                  c/o Morse Zelnick Rose & Lander, LLP.
                  450 Park Avenue, Suite 902
                  New York, NY 10022
                  Attn: Howard L. Morse, Esq.

      IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Executed on this day, June 24, 1997


                                    /s/ Matthew Visconti
                                    --------------------------
                                    Matthew Visconti
                                    President of Dealer-Co., Inc.

                                    and

(signatures continued)


                                    /s/ Howard L. Morse
                                    ---------------------------
                                    Howard L. Morse
                                    Secretary of Dealer-Co., Inc.

                                    and

                                    /s/ Matthew Visconti
                                    ---------------------------
                                    Matthew Visconti
                                    President of Hometown Auto Retailers, Inc.

                                    and


                                    /s/ Howard L. Morse
                                    ----------------------------
                                    Howard L. Morse
                                    Secretary of Hometown Auto Retailers, Inc.